EXHIBIT 24.01

RWD TECHNOLOGIES, INC.

POWER OF ATTORNEY

Know all men by these presents, that the undersigned directors and officers of RWD Technologies, Inc., a Maryland corporation, constitute and appoint Dr. Robert W. Deutsch and Beth Marie Buck (with full power to each of them to act alone) as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead in any and all capacities to sign the Annual Report on Form 10-K and any or all amendments thereto and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Robert W. Deutsch	Chairman of the Board, Chief Executive Officer, President and Director	March 31, 2003
Robert W. Deutsch, Ph.D.

/s/ Beth Marie Buck	Vice President and Chief Financial Officer	March 31, 2003
Beth Marie Buck

/s/ Kenneth J. Rebeck	Senior Vice President, Chief Knowledge Officer, and Director	March 31, 2003
Kenneth J. Rebeck

/s/ Daniel J. Slater	President, Performance Solutions and Director	March 31, 2003
Daniel J. Slater

/s/ Dana M. Sohr	President, Enterprise Systems and Director	March 31, 2003
Dana M. Sohr

/s/ Jeffrey W. Wendel	President, Applied Technology Solutions and Director	March 31, 2003
Jeffrey W. Wendel

/s/ Jane C. Brown	Director	March 31, 2003
Jane C. Brown

/s/ James R. Kinney	Director	March 31, 2003
James R. Kinney

/s/ Jerry P. Malec	Director	March 31, 2003
Jerry P. Malec

/s/ Robert T. O’Connell	Director	March 31, 2003
Robert T. O’Connell

/s/ Robert M. Rubin	Director	March 31, 2003
Robert M. Rubin

/s/ Henry Z Shelton, Jr.	Director	March 31, 2003
Henry Z Shelton, Jr.

/s/ David Yager	Director	March 31, 2003
David Yager, H.D.D.